Exhibit 107
FILING FEE TABLES FOR
FORM S-8
Calculation of Filing Fee Tables
Form S-8
(Form Type)
GODADDY, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2015 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	6,688,866	(2)	77.15	$516,046,011.90	0.0000927	$47,837.46
Equity	Class A Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2015 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,000,000	(3)	77.15	$77,150,000.00	0.0000927	$7,151.81
	Total		7,688,866			$593,196,011.90		$54,989.27
	Total Fee Offsets(6)							$0.00
	Net Fee Due							$54,989.27
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), that become issuable under the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan, as amended as of June 27, 2016 (the “2015 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affecting the Class A Common Stock.
(2)Represents 6,688,866 shares of Class A Common Stock available for future issuance under the 2015 Plan by reason of the automatic increase provisions therein.
(3)Represents 1,000,000 shares of Class A Common Stock available for future issuance under the 2015 ESPP by reason of the automatic increase provisions therein.
(4)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of Class A Common Stock as reported on the New York Stock Exchange on May 6, 2022.
(5)Rounded to the nearest cent.
(6)The Registrant does not have any fee offsets.